Exhibit 99.1

Byline Bancorp, Inc. Completes the Merger with First Security Bancorp, Inc.

Chicago, IL, April 1, 2025 – Byline Bancorp, Inc. (“Byline”) (NYSE: BY), the parent company of Byline Bank, announced today that it has completed its merger with First Security Bancorp, Inc. (“First Security Bancorp”) and its wholly owned bank subsidiary, First Security Trust and Savings Bank (“First Security”). As a result of the transaction, effective April 1, 2025, First Security merged with and into Byline Bank. The transaction brings Byline’s total assets to approximately $9.8 billion, based on information as of December 31, 2024.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “We are pleased to welcome First Security customers, colleagues and stockholders to Byline. The closing of this transaction brings together two strong, culturally aligned, community-focused franchises that strengthens Byline’s position as the preeminent commercial bank in Chicago."

"First Security is a customer-centric franchise well-regarded for exceptional service and strong, enduring relationships in this key market. Together, we believe we will advance our community and commercial banking culture through our shared, longstanding commitments to supporting our customers by delivering enhanced financial services, making every market we serve a better place for people and businesses to thrive,” said Alberto J. Paracchini, President of Byline Bancorp, Inc.

Under the terms of the merger agreement, each share of First Security Bancorp’s common stock was converted into the right to receive 2.3539 shares of Byline common stock. The value of the total merger consideration at closing was approximately $41.5 million. First Security Bancorp preferred shares were redeemed in cash immediately prior to closing with an aggregate value of approximately $2.4 million.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about Byline’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Byline and First Security Bancorp. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,”

“opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Byline’s and First Security Bancorp, Inc.’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Byline and First Security Bancorp, Inc. operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Contacts For Byline Bancorp, Inc.:

Investors / Media:

Brooks O. Rennie

Head of Investor Relations

Byline Bank

(312) 660-5805

brennie@bylinebank.com

Source: Byline Bancorp, Inc.